EXHIBIT 10.70

                        TRITON EXPLORATION SERVICES, INC.
                    6688 North Central Expressway, Suite 1400
                               Dallas, Texas 75206

                                  May 11, 1999






Re: Employment Agreement among Triton Exploration Services, Inc., Triton Energy Limited and ________________ (as amended or modified to date, the "Agreement"; capitalized terms used in this letter shall have the meanings set forth in the Agreement)

Dear  M__________:


This letter will evidence our agreement to amend the Agreement as set forth herein.

1. The second sentence of Section 2 of the Agreement is hereby amended to read in its entirety as follows:

"For purposes of this Agreement, a 'change in control of the Company' shall mean the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation, amalgamation, merger or other form of business combination of the Company, or to which the Company is a party, in which (I) the Company is not the continuing or surviving corporation or (II) where the Company is the continuing or surviving corporation, the Company's Ordinary Shares would be converted into cash, securities or other property, or the holders of the Company's Ordinary Shares immediately prior to the consolidation, amalgamation, merger or other form of business combination would represent less than a majority of the common stock or ordinary shares of the surviving corporation immediately after the consolidation, amalgamation, merger or other form of business combination, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any 'person' (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934, as amended (the '1934 Act')) or any 'group' (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes, without the prior approval of the Board of Directors of the Company (the 'Board'), a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 25.0% or more of the Company's then outstanding securities having the right to vote in the election of Directors of the Company, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board (the 'Incumbent Directors'), cease for any reason (other than death) to constitute a majority of the Directors of the Company, unless the election, or the nomination for election, by the Company's shareholders, of each new Director of the Company was approved by a vote of at least two-thirds of the Incumbent Directors (so long as such new Director was not nominated by a person who expressed an intent to effect a change in control of the Company or engage in a proxy or other control contest) in which case such new Director shall be considered an Incumbent Director."

     2. Section 4.3-2 of the Agreement is hereby amended to read in its entirety as follows:

     "4.3-2 In lieu of any further salary payments to Employee for periods subsequent to the Date of Termination, an amount equal to the product of (a) 115% times Employee's annual base salary at the rate in effect as of the Date of Termination (without giving effect to any reduction thereof by Employer without Employee's prior written consent) multiplied by (b) the number two (2);"

  Except as expressly set forth in this letter, the Agreement shall remain in full force and effect.

  Please acknowledge your agreement with the foregoing by signing below.

                                       Very truly yours,

                                       Triton Exploration Services, Inc.


                                       By: _____________________________
                                           A.E. Turner, III, Senior Vice
                                           President and Chief Operating Officer


Acknowledged  and  Agreed:


__________________________






Acknowledged and Agreed by Triton Energy Limited, as guarantor of Triton Exploration Services, Inc.

Triton  Energy  Limited


By:  _________________________________
     A.E. Turner, III, Senior Vice President and
     Chief Operating Officer


The  following  officers  are  party  to  this  form  of  amendment:

W.  Greg  Dunlevy
Bernard  Gros-Dubois
Brian  Maxted
Richard  Stevens
Belle  Toren